SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by registrant  [X]

Filed by a party other than the registrant   [ ]

Check the appropriate box:

 [ ]     Preliminary proxy statement

 [X]     Definitive proxy statement

 [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

 [ ]     Definitive additional materials

 [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       SHARED TECHNOLOGIES CELLULAR, INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

         --------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 [X]             No fee required

 [ ]             Fee   computed   on  table   below  per   Exchange   Act  Rules
                 14a-(6)(i)(1) and 0-11.

 (1)             Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

 (2)             Aggregate number of securities to which transactions applies:

         --------------------------------------------------------------







 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         --------------------------------------------------------------

 (4)           Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------

 (5)           Total fee paid:

         --------------------------------------------------------------

 [ ]           Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)          Amount previously paid:

         --------------------------------------------------------------

 (2)          Form, schedule or registration statement no.:

         --------------------------------------------------------------

 (3)          Filing party:

         --------------------------------------------------------------

 (4)         Date filed:

         --------------------------------------------------------------


-----------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.






                       SHARED TECHNOLOGIES CELLULAR, INC.

                        100 GREAT MEADOW ROAD, SUITE 102
                         WETHERSFIELD, CONNECTICUT 06109
                                 (860) 258-2500

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 23, 1997

                               ------------------


         The Annual Meeting of Stockholders of Shared Technologies Cellular, Inc. (the "Company") will be held at the Company's offices, located at 100 Great Meadow Road, Suite 102, Wethersfield, Connecticut 06109 on Friday, May 23, 1997, at 10:00 a.m., for the purpose of considering and acting upon the following matters:

         1.   To elect the directors;

         2. To ratify the adoption of an amendment to the 1994 Stock Option Plan to increase the number of shares of the Company's common stock available for awards from 274,797 to 525,000;

         3. To reappoint Rothstein, Kass & Company, P.C. as auditors for the Company; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on April 22, 1997 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying envelope. The proxy will not be used if you attend and vote at the meeting in person or if you revoke the proxy prior to the meeting.

                                           By Order of the Board of Directors



                                           Kenneth M. Dorros
                                           Secretary


Dated: April 30, 1997



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.






                       SHARED TECHNOLOGIES CELLULAR, INC.


                        100 GREAT MEADOW ROAD, SUITE 102
                         WETHERSFIELD, CONNECTICUT 06109

                                 (860) 258-2500

                                 --------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS


                                 --------------

                                  May 23, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 23, 1997 and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

         The Board of Directors has fixed April 22, 1997 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 22, 1997, there were outstanding and/or entitled to vote 5,120,407 shares of common stock of the Company, $.01 par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote. In addition, as of such date there were outstanding 500,000 shares of Series B Convertible Preferred Stock of the Company, $.01 par value per share (the "Series B Stock"). Each share of Series B Stock is entitled to four votes. Accordingly, the Series B Stock entitles its holders to 2,000,000 votes, which, when combined with Common Stock votes, equals 7,120,407 votes.

         The presence of the holders of at least one-half in interest of the shares of the capital stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. Therefore, holders of not less than 3,560,204 shares of such capital stock must be present in person or by proxy for there to be a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on the ratification of the accountants, as well as "broker non-votes", discussed below, count toward establishing the presence of a quorum.

         Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

         Assuming the presence of a quorum, an affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting will be required for (i) the reappointment of Rothstein, Kass & Company, P.C. as the Company's independent auditors and (ii) the ratification of the adoption of an amendment to the 1994 Stock Option Plan. As to each such matter, shares may be voted for or against the matter or may abstain from voting on the matter. Abstentions and "broker non-votes," discussed below, are not counted in determining the number of votes cast with respect to such matter.

         Under applicable rules, brokers who hold shares of the Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. Item 1, the uncontested election of directors, and Item 2, the ratification of independent auditors, are "routine" matters for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," which includes Item 3 on the agenda for this meeting of the Company's stockholders, brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter (whether it is "routine" or "non-routine") or does not indicate a specific choice ("for", "against" or "abstain") on a matter that is "non-routine," that action is called a "broker non-vote" as to that matter. "Broker non-votes", whether with respect to
"routine" matters, such as Item 1 on the agenda for this meeting, or "non-routine" matters, are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees.

         The Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about May 5, 1997.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                              ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

         The Board of Directors currently consists of seven members. Directors serve for one-year terms, expiring at each annual meeting of the stockholders.

         All of the nominees are currently members of the Board. Unless otherwise instructed in the proxy, all proxies will be voted for the election of each of these nominees to a one-year term expiring at the 1998 annual meeting, with each to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

         The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age for each of the nominees for director of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' EACH OF THESE NOMINEES.

                                                 DIRECTOR
           DIRECTOR                  AGE          SINCE                   POSITION WITH COMPANY
           --------                  ---          -----                   ---------------------

Anthony D. Autorino (1)(3)............58          1989           Chairman, Chief Executive Officer and Director
Thomas H. Decker (2)..................56          1994           Director
William A. DiBella (2)(3).............54          1994           Director
Vincent DiVincenzo (1)................47          1993           Chief Financial Officer, Treasurer and Director
Ajit G. Hutheesing (1)(3).............61          1995           Director
Craig A. Marlar.......................42          1996           Director
Nicholas E. Sinacori..................52          1996           Director

-----------------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

         ANTHONY D. AUTORINO has been Chairman and Chief Executive Officer of the Company since its formation in 1989. From 1989 to 1995, he also held the title of President. He has been Chairman and Chief Executive Officer of Shared Technologies Fairchild Inc. ("STFI") since he founded it in 1986. STFI is a principal stockholder of the Company's shares. Mr. Autorino was President of STFI from 1986 to March 1996. From January 1985 to January 1986, he was Chairman and Chief Executive Officer of ShareTech, a joint venture between United Technologies Corporation and AT&T. He was President of United Technologies Building System Company from 1981 to 1984 and was its Chairman and Chief Executive Officer from 1984 to 1985. Mr. Autorino joined the Hamilton Standard Division of United Technologies Corp. in 1960, holding the positions of Vice President, Executive Vice President and President of the Division. Mr. Autorino was Chairman of the firearms manufacturer Colt's Manufacturing Company, Inc. and of its parent company, CF Holding Corp. from March 1990 to March 1992. He also served as Acting Chief Executive Officer from September 1991 to December 1991. Mr. Autorino is a director of FiberVision Corporation and serves on the Board of Directors of the Connecticut Children's Medical Center.

         THOMAS H. DECKER has been a director of the Company since September 1994. Mr. Decker has been a director of STFI since September 1992. Since September 1992, Mr. Decker has served as a Senior Vice President-Investments of Prudential Securities. From 1981 to September 1992 he served as a Senior Vice President at Tucker Anthony Incorporated. Mr. Decker serves as a director of FiberVision Corporation.

         WILLIAM A. DIBELLA has been a director of the Company since September 1994. Mr. DiBella has been a director of STFI since 1986. From 1981 to 1997, Mr. DiBella served as a Connecticut State Senator, including serving as both Senate Majority Leader and Senate Minority Leader. He also served as Chairman of the Finance, Revenue and Bonding Committee. Mr. DiBella was Chairman of the Metropolitan District Commission from 1977 to 1981, was a member of the Hartford City Council from 1971 to 1979 and Deputy Mayor from 1975 to 1977.

         VINCENT DIVINCENZO has been Treasurer of the Company since March 1989, Chief Financial Officer since February 1994 and a director of the Company since March 1993. He has been Senior Vice President-Administration and Finance of STFI since 1993 and Treasurer, Chief Financial Officer of STFI since 1988 and a director of STFI since 1992. He served as Vice President-Finance of STFI from 1988 until 1993. From 1987 to 1988, Mr. DiVincenzo was Controller of KCR Technology, Inc., a research and development firm. From 1982 to 1986 he was employed by Lorlin Test Systems, formerly, Eaton Corporation, last serving as Controller. Prior to 1982, Mr. DiVincenzo served as Manager of General Accounting for Interrad Corporation and for the ConDiesel Mobile Equipment Division of Condec Corporation.

         AJIT G. HUTHEESING has been a Director of the Company since December 1995. He has been a director of STFI since June 1994. Mr. Hutheesing is the founder, Chairman and Chief Executive Officer of International Capital Partners, Inc. ("ICP"). ICP is a private investment management firm. Prior to starting ICP in 1988, he was Chairman of the Board and Director of Corporate Finance of The Sherwood Group. Before joining Sherwood, Mr. Hutheesing was with the J. Henry Schroder Corporation from 1975 to 1986 and held the position of Vice Chairman from 1982. Prior to that time, Mr. Hutheesing spent ten years with the International Finance Corporation, a private sector investment banking arm of the World Bank. He also serves as a director of Counsel Corporation and Cryenco Sciences Inc. He was educated at Cambridge University in England where he received a B.S. degree in chemistry, physics and mathematics and an M.A. degree in chemical engineering. Mr. Hutheesing holds an M.B.A. degree from Columbia University.

         CRAIG A. MARLAR has been a Director of the Company since May 1996. Mr. Marlar has owned and operated a variety of businesses, including his own cellular rental business, which was acquired by the Company in April 1996 (see "Certain Relationships and Related Transactions"). Since May 1989 he has been President of Summit Assurance, Inc., a private investment holding company. Mr. Marlar was President of Anderson Paint Corporation, a manufacturer and retailer of paints, prior to a bankruptcy filing by that company in January 1995.

         NICHOLAS E. SINACORI has been a Director of the Company since August 1996. He has served as Managing Partner of the private investment management firm of International Capital Partners, Inc. since 1990. From 1985 to 1990, Mr. Sinacori was President of Westport Management, Inc., a private real estate investment company. From 1974 to 1985 he was Vice President and Treasurer of U.S. Industries, an international conglomerate.

BOARD AND COMMITTEE MEETINGS

         The Company's Board of Directors maintains an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee met once in 1996. No other committee meetings occurred in 1996.

         The Executive Committee of the Board of Directors is authorized to act on behalf of the Board of Directors when the Board is not in session. The Executive Committee is currently comprised of Messrs. Autorino, DiVincenzo and Hutheesing.

         The Audit Committee was established to provide the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee intends to review the effectiveness of the auditors during the annual audit, discuss the Company's internal control policies and procedures and consider and recommend the selection of the Company's independent accountants. The Audit Committee is currently comprised of Messrs. Decker and DiBella.

         The Compensation Committee was established to provide recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is currently comprised of Messrs. Autorino, DiBella and Hutheesing.

         During the year ended December 31, 1996, the Board of Directors held five meetings. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors held during the period in which they served on the Board.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company or its affiliates receive cash compensation of $750 per meeting of the Board of Directors attended ($400 if attended by teleconference) and $500 for each committee meeting attended ($400 if attended by teleconference), plus reimbursement of out-of-pocket expenses for attendance at each such meeting.

         In addition, pursuant to the 1994 Director Option Plan, non-employee directors receive an option, at the beginning of each director's one-year term, to purchase 2,000 shares of the Common Stock. Such option shall have an exercise price equal to the fair market value of the Common Stock at the time of grant of such option.

               PROPOSAL TO APPROVE AMENDMENT TO STOCK OPTION PLAN

                             (ITEM 2 ON PROXY CARD)

         In 1994, the Board of Directors authorized, and the Company's stockholders approved, the 1994 Stock Option Plan (the "Plan"), pursuant to which the Company may grant stock options to key employees and consultants of the Company, its subsidiaries and affiliates.

         Pursuant to the Plan, 274,797 shares are currently reserved for issuance upon the exercise of options granted thereunder. At the annual meeting, the Company's stockholders will be asked to approve an amendment to the Plan to increase the number of shares issuable under the Plan by an additional 250,203 shares, such that the aggregate number of shares issuable upon the exercise of options granted under the Plan, as amended, would be 525,000.

         The number of employees eligible to participate under the Plan is approximately 190 persons. The number of shares currently subject to option awards is 266,999. The Company's management, through the Board's Compensation Committee (the "Committee"), relies on stock options and other stock awards as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors believes that the proposed increase in the number of shares available under the Plan is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future employees. In 1996, the Company granted options under the Plan with fair-market-value exercise prices as follows: to all current executive officers as a group, 33,500 shares; and to all non-executive officer employees and consultants, 15,000 shares.

MATERIAL FEATURES OF THE PLAN

         The Plan provides that the Committee has authority to award non-qualified stock options. The Committee has the authority to fix all terms of any award or awards granted. Under the Plan, employees (including officers and consultants) of the Company may be granted awards.

         Option Price and Duration. The exercise price per share of options granted under the Plan cannot be less than seventy percent (70%) of the fair-market value of the stock subject to the option on the date the option is granted. The Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant.

         Exercise of Options. Each Option granted under the Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Board has the right to accelerate the date of exercise of any installment of any option.

         Changes in Capitalization and Other Matters. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments to the Plan, certain of which are subject to stockholder approval, and may terminate the Plan at any time (although such action shall not affect options previously granted). Any shares subject to an option granted under the Plan, which for any reason expire or terminate unexercised, may again be available for future option grants. Unless terminated sooner, the Plan will terminate ten years from the date of adoption of the Plan and options may be granted under the Plan at any time prior to such termination.

         Federal Tax Considerations. The following general rules are applicable under current federal income tax law to non-qualified options under the Plan:

         1. The optionee generally does not realize any taxable income upon the grant of an option, and the Company is not allowed a business expense deduction by reason of such grant.

         2. The optionee generally will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair-market value of the shares on the date of exercise over the exercise price.

         3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

         4. The Company generally should be entitled to a tax deduction when compensation income is recognized by the optionee.

         5. An optionee may be entitled to exercise a non-qualified option by delivering shares of the Common Stock to the Company in payment of the exercise price. If any optionee exercises a non-qualified option in such fashion, special rules will apply.

         A copy of the Plan is available upon request to the Company's Legal Department at the Company's address appearing on the front page of this Proxy Statement.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE FROM 274,797 TO 525,000
                 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.


                 RATIFICATION OF CHOICE OF INDEPENDENT AUDITORS

                             (ITEM 3 ON PROXY CARD)

         The Board of Directors has appointed Rothstein, Kass & Company, P.C., independent auditors, to audit the books, records and accounts of the Company for the 1997 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting of Stockholders.

         Rothstein, Kass & Company, P.C. has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of Rothstein, Kass & Company, P.C. are not expected to be present at the Annual Meeting of Stockholders.

         Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal 1997, but will consider the stockholder vote in appointing auditors for fiscal 1998.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.


                               EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company who are not also directors. The executive officers are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.


            OFFICER                  AGE                     POSITION WITH COMPANY
            -------                  ---                     ---------------------

Kenneth M. Dorros.....................37                    Vice President, General Counsel and
                                                             Secretary
Sean P. Hayes.........................32                    Executive Vice President
Jon F. Sorenson.......................34                    President - Rental Division
John Lovkay...........................59                    Senior Vice President - Operations
Ismael Pinho..........................38                    Controller


         KENNETH M. DORROS has been Secretary of the Company since 1989 and has served as Vice President and General Counsel since April 1995. Mr. Dorros was a director of the Company from 1989 to 1990. He is Senior Vice President, General Counsel and Secretary of STFI, of which he has been General Counsel since June 1986, Secretary since 1987, a Vice President from 1992 until 1996 and a Senior Vice President since February 1996. A graduate of Lehigh University, Mr. Dorros received his law degree from the Fordham University School of Law. He is admitted to the bars of New York and Connecticut.

         SEAN P. HAYES is Executive Vice President, having served in such capacity since March 1993. From December 1992 to March 1993 he served as Director of Operations. From March 1993 to August 1996 Mr. Hayes served on the Company's Board of Directors. Prior to joining the Company, Mr. Hayes was employed by STFI, serving as Director of STFI's Data Division from 1990 to 1992 and as a Regional Business Manager from 1988 to 1990.

         JOHN LOVKAY is Senior Vice President - Operations, in which capacity he has served since October 1996. From April 1995 to October 1996 he held the position of Vice President - Operations Support. Prior to joining the Company, Mr. Lovkay was employed by STFI in the position of Senior Vice President - Operations Analysis, from August 1994 to April 1995. From December 1992 to August 1994, Mr. Lovkay was a software consultant, which included work for Integrated Management Systems and DeSai Consulting Group. Mr. Lovkay was Executive Vice President and Chief Operating Officer of STFI from January 1987 to December 1992. He also served as President of the Hamilton Standard Division of United Technologies Corporation from 1984 to 1986. Mr. Lovkay holds a B.S. in electrical engineering from the Massachusetts Institute of Technology and an M.S. from the University of Connecticut.

         ISMAEL PINHO joined the Company as its Controller in May 1995. From October 1990 to May 1995 he was Controller of F.L. Roberts & Company, Inc., a retailer and distributor of petroleum products. Mr. Pinho was Controller of Shapiro Equipment, a construction equipment company, from 1986 to 1990.

         JON F. SORENSON is President - Rental Division, in which capacity he has served since September, 1996. He joined the Company in November 1995, as President - Transportation Division. From March 1994 to November 1995, Mr. Sorenson served as Chief Operating Officer of PTC Cellular, Inc. ("PTC"). The Company acquired substantially all of the assets of PTC in November 1995. Prior to that, from December 1992 to March 1994, Mr. Sorenson was a Vice President of the S&S Companies, a national office beverage distribution and real estate company. From July 1991 to December 1992, he served as Executive Vice President of Cafeccino, Inc., a nationwide provider of office beverage services. From August 1989 to June 1991, Mr. Sorenson served as a Vice President of NVS, Inc., a nationwide management company. Mr. Sorenson holds a B.A. degree in economics from the University of Maine.

                             EXECUTIVE COMPENSATION

1.       REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements of the Company's Chief Executive Officer and to review the compensation of other executive officers of the Company, as established by the Chief Executive Officer. However, the Chief Executive Officer currently receives cash compensation only from the Company's affiliate, Shared Technologies
Fairchild Inc. ("STFI"), in connection with the Company's Management Agreement with STFI (see "Certain Relationships and Related Transactions").

         The Committee makes appropriate recommendations concerning executive compensation, and reports to the Board of Directors. Under the supervision, approval and review of the Committee, the Company's compensation policies and programs are designed to motivate, retain and attract management with incentives linked to financial performance of the Company and the value that is delivered to its shareholders. Specifically, the Company's policies and programs endeavor to (i) link executive compensation to sustainable increases in the financial performance of the Company, where possible and where not possible, preservation or realization of shareholder value; (ii) provide rewards contingent upon Company performance;
(iii) differentiate compensation based upon individual contribution, (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team.

         The Company's objective is to manage the total cash compensation to provide median levels of cash compensation at average levels of corporate and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and the individual performance of the executive officer. When high levels of performance are achieved the level of cash compensation may exceed the median of the market. Conversely, when the Company or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive of the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

         The award and size of any performance bonus are based upon (i) the executive officer's performance against individual goals and (ii) the performance of the Company against Company goals. Goals vary from year to year and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors. The Committee also occasionally awards special bonuses in connection with extraordinary transactions by the Company. The bonuses generally are awarded to individuals who make significant contributions towards consummation of the transactions.

         The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Company.

         The  Committee  believes  that  the  total  compensation   program  for
executives of the Company is on a level with the compensation programs provided by other companies facing similar challenges.

                                             Respectfully submitted,


                                             Anthony D. Autorino
                                             William A. DiBella
                                             Ajit G. Hutheesing


2.       RECOMMENDATIONS OF THE CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer recommends to the Committee the proposed compensation (other than his own) of each executive officer of the Company.

         In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:

         (a) the executive's influence on the performance of the Company through his or her management skills;

         (b) the executive's skill in long range planning for the Company's future growth and activities; and

         (c) the manner in which the executive positions the Company to succeed in the future.

                                            Respectfully submitted,


                                            Anthony D. Autorino
                                            Chairman and Chief Executive Officer

         The following table sets forth the annual and long-term compensation awarded or paid to or earned by the Company's Chief Executive Officer for the fiscal years ended 1996, 1995 and 1994. No executive officer of the Company received compensation in excess of $100,000 in any of such years.


                           SUMMARY COMPENSATION TABLE
                                                                                   Long Term
                                      Annual Compensation                     Compensation Awards
                                      -------------------                     -------------------
                                                                                         Securities
                                                                                           Under-
                                                                             Restricted     lying
                                         Salary     Bonus    Other Annual       Stock      Options      All Other
Name & Principal Position         Year     ($)       ($)     Compensation      Awards        (#)     Compensation($)
-------------------------         ----     ---       ---     ------------      ------        ---     ---------------
Anthony D. Autorino............  1996      --        --           --             --           --           (a)
  Chairman and                   1995      --        --           --             (a)          --           (a)
  Chief Executive Officer        1994      --        --           --             (a)          --           (a)

------------------------

(a) The Chief Executive Officer, Anthony D. Autorino, is paid by the Company's affiliate, Shared Technologies Fairchild Inc. ("STFI"), of which he is Chairman and Chief Executive Officer, in accordance with the Management Agreement described in "Certain Relationships and Related Transactions". In 1995 and 1994, Mr. Autorino received compensation only in the form of stock options and stock grant, as set forth below. In 1995, Mr. Autorino received options to purchase 25,000 shares of the Common Stock at an exercise price of $3.128 per share (the then-current fair market value of the Common Stock) and in 1994 he received options to purchase 33,333 shares of Common Stock at an exercise price of $3.675 per share (the then-current fair market value of the Common Stock) and a grant of 62,764 shares of Common Stock having an estimated value of $5,000 at the time of such grant on January 1, 1994. Additionally, in 1995, Mr. Autorino received from STFI a warrant to purchase 60,000 shares of the Common Stock owned by STFI at an exercise price of $2.50 per share and, in 1996, Mr. Autorino received from STFI a warrant to purchase 480,000 shares of the Common Stock owned by STFI at an exercise price of $1.72 per share.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         During the fiscal year ended December 31, 1996, the Chief Executive Officer received no grants of stock options from the Company.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                     NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                         OPTIONS/SARS               IN-THE-MONEY OPTIONS/SARS
                                     AT FISCAL YEAR-END(#)            AT FISCAL YEAR-END($)
       NAME                        EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
       ----                        -------------------------        -------------------------

Anthony D. Autorino.............        41,666/16,666                         --/--


                              SECURITIES OWNERSHIP

                                  COMMON STOCK

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 21, 1997 by (i) all directors of the Company, (ii) the Chief Executive Officer of the Company, (iii) all directors and officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock.

                                                                                           PERCENTAGE OF
                                                              NUMBER OF SHARES             COMMON STOCK
          NAMES AND ADDRESS (1)                            BENEFICIALLY OWNED (2)           OUTSTANDING
          ---------------------                            ----------------------          ------------

DIRECTORS AND EXECUTIVE OFFICERS
Anthony D. Autorino (a)................................        3,846,166                       54.6%
  Chief Executive Officer and Director
Thomas H. Decker (b)...................................           40,333                         *
  Director
William A. DiBella (c).................................           57,333                        1.1%
  Director
Vincent DiVincenzo (d).................................          147,715                        2.8%
  Treasurer, Chief Financial Officer, and Director
Ajit G. Hutheesing (e).................................          444,333                        8.0%
  Director
Craig A. Marlar (f)....................................          602,000                       11.1%
  Director
Nicholas E. Sinacori (g)...............................          444,333                        8.0%
  Director
All directors and officers as a group (12 persons)(h).         5,277,437                       65.3%

FIVE PERCENT STOCKHOLDERS
Shared Technologies Fairchild Inc. (i).................        3,498,736                       51.5%
  100 Great Meadow Road
  Wethersfield, CT 06109
Zesiger Capital Group LLC (j)..........................        2,813,116                       41.4%
  320 Park Avenue
  New York, NY 10022
The Fairchild Corporation (k)..........................        1,000,000                       17.8%
  and RHI Holdings, Inc.
  300 West Service Road
  P.O. Box 10803
  Chantilly, VA 20153
International Capital Partners, Inc.(l).................         444,333                        8.0%
  300 First Stamford Place
  Stamford, CT 06902
Summit Assurance, Inc. (m)..............................         602,000                       11.1%
  777 E. Tahquitz Canyon Way, Suite 333
  Palm Springs, CA 92262


--------------
*    Less than 1%

(1) The mailing address of each of the Company's directors and executive officers is c/o the Company, 100 Great Meadow Road, Wethersfield, CT 06109.

(2) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses and minor children. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each stockholder possesses sole voting and investment power with respect to the shares listed opposite such stockholders' name, except as otherwise indicated.

(a) Includes 41,666 shares currently issuable upon exercise of options by Mr. Autorino. Also includes 13,000 shares owned beneficially by Mr. Autorino's spouse, as to which Mr. Autorino disclaims beneficial ownership. Also includes 1,832,070 shares beneficially owned by Shared Technologies Fairchild Inc. ("STFI"). Also includes 1,666,666 shares currently issuable to STFI upon conversion of 250,000 shares of Series B Convertible Preferred Stock (the "Series B Stock") beneficially owned by STFI (such Series B Stock converts, via a formulaic calculation, into a certain number of shares of Common Stock and a warrant exercisable for an equal number of shares of Common Stock; the number of shares of Common Stock resulting from the conversion of Series B Stock may not exceed 1,666,666). As the Chairman and Chief Executive Officer of STFI, Mr. Autorino may be deemed, for reporting purposes, to be the beneficial owner of those shares owned by STFI. However, Mr. Autorino disclaims beneficial ownership of all shares owned by STFI. With respect to such shares owned by STFI, Mr. Autorino is the beneficial owner of warrants, pursuant to which Mr. Autorino currently has the right to purchase from STFI 220,000 shares of Common Stock (such warrants to acquire STFI-owned Common Stock are referred to in the following footnotes as STFI Warrants). Excluding all shares beneficially owned by STFI, Mr. Autorino has personal ownership (including shares owned by his spouse) of 347,430 shares, which represents ownership of 6.5% of the Common Stock.

(b) Includes 4,000 shares currently issuable upon exercise of options by Mr. Decker. Also includes 28,333 shares currently issuable upon exercise of STFI Warrants.

(c) Includes 4,000 shares currently issuable upon exercise of options by Mr. DiBella. Also includes 53,333 shares currently issuable upon exercise of STFI Warrants.

(d) Includes 18,334 shares currently issuable upon exercise of options by Mr. DiVincenzo. Also includes 98,000 shares currently issuable upon exercise of STFI Warrants.

(e) Includes 6,000 shares currently issuable upon exercise of options, 390,000 shares currently issuable upon exercise of warrants, and 48,333 shares currently issuable upon exercise of STFI Warrants, all of which are owned beneficially by International Capital Partners, Inc. ("ICP"), of which Mr. Hutheesing is Chairman and Chief Executive Officer. Mr. Hutheesing disclaims beneficial ownership of all shares owned by ICP. He personally owns no shares of the Company.

(f) Includes 2,000 shares currently issuable upon exercise of options by Mr. Marlar. Also includes 300,000 shares of Common Stock and 300,000 shares currently issuable upon exercise of warrants, all of which are owned beneficially by Summit Assurance, Inc. ("Summit"), of which Mr. Marlar is the sole director and officer. Mr. Marlar disclaims beneficial ownership of all shares owned by Summit.

(g) Includes 6,000 shares currently issuable upon exercise of options, 390,000 shares currently issuable upon exercise of warrants, and 48,333 shares currently issuable upon exercise of STFI Warrants, all of which are owned beneficially by International Capital Partners, Inc. ("ICP"), of which Mr. Sinacori is Managing Director. Mr. Sinacori disclaims beneficial ownership of all shares owned by ICP. He personally owns no shares of the Company.

(h) Includes 136,666 shares currently issuable upon exercise of options, 1,523,333 shares currently issuable upon exercise of warrants and 467,999 shares currently issuable upon exercise of STFI Warrants, which includes all options, warrants and STFI Warrants beneficially owned by ICP and Summit, which, for reporting purposes, may be deemed to be beneficially owned by Messrs. Hutheesing and Sinacori (see notes (e) and (g) above), and Mr. Marlar (see note (f) above), although such Directors disclaim beneficial ownership of all shares owned by ICP and Summit, respectively. Also includes 1,666,666 shares currently issuable to STFI upon conversion of 250,000 shares of Series B Stock beneficially owned by STFI (see note
     (a) above). Also includes 2,205 shares owned by officers and Directors through the Company's Savings and Retirement Plan.

(i) Includes 1,666,666 shares currently issuable upon conversion of 250,000 shares of Series B Stock owned by STFI (see note (a) above). Of the 1,832,070 shares of Common Stock owned by STFI, 790,412 are subject to STFI Warrants that are currently exercisable by various holders.

(j) Includes 1,666,666 shares currently issuable upon conversion of 250,000 shares of Series B Stock owned by Zesiger Capital Group LLC (such Series B Stock converts, via a formulaic calculation, into a certain number of shares of Common Stock and a warrant exercisable for an equal number of shares of Common Stock; the number of shares of Common Stock resulting from the conversion of Series B Stock may not exceed 1,666,666).

(k) Included 500,000 shares currently issuable upon exercise of warrants beneficially owned by The Fairchild Corporation ("TFC") and RHI Holdings, Inc. ("RHI"). RHI is a wholly-owned subsidiary of TFC.

(l) Includes 6,000 shares currently issuable upon exercise of options, 390,000 shares currently issuable upon exercise of warrants and 48,333 shares currently issuable upon exercise of STFI Warrants beneficially owned by ICP.

(m)  Includes  2,000  shares   currently   issuable  upon  exercise  of  options
     beneficially owned by Mr. Marlar (see note (f) above), and 300,000 shares currently issuable upon exercise of warrants beneficially owned by Summit.

                      SERIES B CONVERTIBLE PREFERRED STOCK

         The following table sets forth certain information regarding the beneficial ownership of the Company's Series B Convertible Preferred Stock (the "Series B Stock") as of April 21, 1997 by (i) all directors of the Company, (ii) the Chief Executive Officer of the Company, (iii) all directors and officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Series B Stock.

                                                                                           PERCENTAGE OF
                                                              NUMBER OF SHARES            SERIES B STOCK
            NAMES AND ADDRESS                              BENEFICIALLY OWNED (1)           OUTSTANDING
            -----------------                              ----------------------           -----------

Anthony D. Autorino (a)............................              250,000                       50%
  Chief Executive Officer and Director
Shared Technologies Fairchild Inc..................              250,000                       50%
  100 Great Meadow Road
  Wethersfield, CT 06109
Zesiger Capital Group LLC..........................              250,000                       50%
  320 Park Avenue
  New York, NY 10022

------------

         (1) There are currently 500,000 shares of Series B Stock of the Company issued and outstanding. Each share of Series B Stock is currently ultimately convertible into 3.33 shares of Common Stock, subject to certain adjustments. Thus, an aggregate of 1,666,666 shares of Common Stock are currently issuable upon conversion of all such 500,000 shares of Series B Stock. Each share of Series B Stock, until converted into Common Stock, provides its holder the right to vote on matters submitted to holders of the Common Stock at the rate of four-to-one; that is, one share of Series B Stock entitles its holder to voting power equivalent to that held by the holder of four shares of Common Stock.

         (a) Such shares are held beneficially by Shared Technologies Fairchild Inc. ("STFI"). As the Chairman and Chief Executive Officer of STFI, Mr. Autorino may be deemed, for reporting purposes, to be the beneficial owner of these shares. However, Mr. Autorino disclaims such beneficial ownership and personally owns no shares of Series B Stock.

                          CUMULATIVE STOCKHOLDER RETURN

         The following graph and chart compare the cumulative annual stockholder return on the Common Stock over the period commencing April 21, 1995 (the date of the Company's initial public offering and the date that Common Stock commenced trading on Nasdaq) through December 29, 1996 to that of the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market ("U.S. Companies") and the CRSP Total Return Index for the Standard Industrial Classification Codes 4810-4819 Telephone Communications ("SIC Code Index") assuming the investment of $100 on April 21, 1995. In calculating total annual stockholder return, reinvestment of dividends is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance.

--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
                             12/31/91     12/31/92     12/31/93     12/30/94     12/29/95     12/31/96
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Shared Technologies
Cellular                                                                        $33.70       $30.40
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Nasdaq                      $69.80       $81.20       $93.30       $91.20       $128.90      $158.60
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
SIC Code Index              $61.00       $76.60       $114.60      $90.20       $123.90      $144.80
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 27, 1996, the Company acquired certain assets of its only franchisee and licensee in order to expand the Company's operations to Florida, Nevada, Arizona and California (beyond its current operations in Los Angeles). The principal stockholder of the various corporate entities from which the Company purchased such assets, Craig A. Marlar, was elected to the Company's Board of Directors on May 15, 1996 pursuant to the terms of the purchase agreement. The purchase price for such assets consisted of a combination of cash and securities of the Company and the assumption of certain liabilities, which in the aggregate represented a purchase price of approximately $3.5 million.

         In August 1996, the Company entered into a one-year agreement with International Capital Investments, Inc. ("Investments"), an affiliate of
International Capital Partners, Inc. ("ICP"), pursuant to which Investments agreed to provide certain financial and managerial advisory services to the Company in consideration for the Company's issuance to ICP of a warrant for the purchase of 240,000 shares of the Common Stock, exercisable at $3.00 per share, which exercise price was in excess of the fair market value of the Common Stock as of the date of issuance of the warrant. Two of the Company's directors, Messrs. Hutheesing and Sinacori, are principals of ICP and Investments, and ICP is a principal stockholder of the Company.

         The Company is a party to a Management Agreement with its parent company, STFI, pursuant to which STFI has agreed to provide the Company general management and administrative services in the legal, financial, MIS, personnel, marketing and public relations areas, as well as the specific management services of Messrs. Autorino, DiVincenzo and Dorros. The Management Agreement is currently on a month-to-month basis. In consideration for such services, the Company has agreed to pay STFI a fee of $25,000 per month, subject to certain restrictions and limitations, including that no such fee shall be payable for any month in which the Company incurs a pre-tax loss.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented at the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for out-of-pocket expenses thereby incurred.

                              STOCKHOLDER PROPOSALS

         Any stockholder desiring to present a proposal for consideration at the Company's next annual meeting of stockholders, which is currently scheduled to be held on May 22, 1998, must submit the proposal to the Company so that it is received at the principal executive offices of the Company, 100 Great Meadow Road, Wethersfield, Connecticut 06109, on or before January 5, 1998. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and Nasdaq. Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         In accordance with the provisions of Item 405 of Regulation S-K, the Company knows of no delinquent filings by any such persons under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1996.

                                    FORM 10-K

         A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, SHARED TECHNOLOGIES CELLULAR, INC., 100 GREAT MEADOW ROAD, SUITE 102, WETHERSFIELD, CT 06109.

                       SHARED TECHNOLOGIES CELLULAR, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints Anthony D. Autorino and Vincent DiVincenzo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Shared Technologies Cellular, Inc. held of record by the undersigned on April 22, 1997 at the Annual Meeting of Stockholders to be held on May 23, 1997, or any adjournment or adjournments thereof.

         This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1, 2, and 3. Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

1.    To elect one class of seven Directors:
             ANTHONY D. AUTORINO, THOMAS H. DECKER, WILLIAM A. DIBELLA, VINCENT DIVINCENZO, AJIT G. HUTHEESING, CRAIG A. MARLAR AND
             NICHOLAS E. SINACORI
      [ ] FOR all nominees.
      [ ] WITHHOLD from all nominees.  [ ] FOR, except vote withheld from the following nominee(s):

2.    To ratify the adoption of an amendment to the 1994 Stock Option Plan.
      [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.    To reappoint Rothstein, Kass & Company, P.C. as auditors for the Company.
      [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING (PROXY IS CONTINUED AND IS TO BE SIGNED AND DATED ON THE OTHER SIDE).


      ACCOUNT NUMBER    NUMBER OF VOTES  PROXY NO.


               Dated: May ___, 1997

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                        (Signatures)


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                        New Address

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AND USE THE ENCLOSED ENVELOPE.